FORM OF PRELIMINARY PROXY CARD

EXHIBIT 99.1

MCMORAN EXPLORATION CO.

Proxy Solicited on Behalf of the Board of Directors for

Special Meeting of Stockholders to be held on                     , 2013

The undersigned hereby appoints James R. Moffett, Richard C. Adkerson, Nancy D. Parmelee and Kathleen L. Quirk, each or any of them, as proxies, with full power of substitution, to vote the shares of common stock of the undersigned in McMoRan Exploration Co. at the Special Meeting of Stockholders to be held on                 , 2013, at             ,              Time, and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as you specify on the back of this proxy card, (2) as the Board of Directors recommends where you do not specify your vote on a matter listed on the back of this proxy card, and (3) as the proxies decide on any other matter.

If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this proxy card. If you wish to vote on items on individually, please also mark the appropriate boxes on the back of this proxy card.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

IN THE ENCLOSED ENVELOPE

(continued on reverse side)

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								Please mark your votes as indicated in this example	☒
The Board of Directors recommends a vote FOR Items 1, 2 and 3 below.
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
Item 1 –

To approve the proposed amendment to Article X section (k) of the amended and restated certificate of incorporation of McMoRan Exploration Co. to exclude Freeport-McMoRan Copper & Gold Inc. from the definition of “Interested Stockholder”;

		☐	☐	☐	Item 3 –	To approve the adjournment of the McMoRan Exploration Co. special meeting, if necessary or appropriate, in the view of the McMoRan Exploration Co. board of directors, to solicit additional proxies in favor of the charter amendment proposal or the merger proposal if there are not sufficient votes at the time of such adjournment to approve either proposal.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
Item 2 –	To approve the adoption of the Agreement and Plan of Merger, dated as of December 5, 2012, by and among McMoRan Exploration Co., Freeport-McMoRan Copper & Gold Inc., and INAVN Corp., as such agreement may be amended from time to time, which provides for, among other things, the merger of INAVN Corp. with and into McMoRan Exploration Co., with McMoRan Exploration Co. surviving the merger as a wholly owned subsidiary of Freeport-McMoRan Copper & Gold Inc.; and	☐	☐	☐

Signature(s) ______________________________________________________________________	Dated: _________, 2013
You may specify your votes by marking the appropriate box on this side. You need not mark any box, however, if you wish to vote all items in accordance with the Board of Directors’ recommendation. If your votes are not specified this proxy will be voted FOR Items 1, 2 and 3.

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MCMORAN EXPLORATION CO. OFFERS STOCKHOLDERS OF RECORD

TWO WAYS TO SUBMIT YOUR VOTING INSTRUCTIONS

Your Internet submission of voting instructions authorizes the named proxies to vote your shares of common stock in the same manner as if you had returned your proxy card. We encourage you to use this cost effective and convenient way of submitting your voting instructions, 24 hours a day, 7 days a week.

SUBMITTING VOTING INSTRUCTIONS BY INTERNET	SUBMITTING VOTING INSTRUCTIONS BY MAIL

Visit http://www.ivselection.com/explor2013_special. Have your proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a

day, 7 days a week until 11:59 p.m.,              Time, on

            , 2013.

Simply mark, sign and date your proxy card and return it in the postage-paid envelope to Secretary, McMoRan Exploration Co.,

P.O. Box 17149, Wilmington, Delaware 19885-9809. If you are

submitting your voting instructions by Internet, please do not mail your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON             , 2013.

This proxy statement is available at http://www.edocumentview.com/MMR_MTG.